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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

6 Champion Trail San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2570

____________ __________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2012, Start Scientific, Inc. (hereafter, “Company”) entered into an agreement to acquire all of the outstanding shares of Carpathian Energy SRL (hereafter, “Carpathian”), in exchange for 90,000,000 shares of restricted common stock of the Company (such transaction is hereafter referred to as the “Acquisition”). Carpathian is a Romanian limited liability company engaged in oil & gas exploration and development. Pursuant to the terms of agreement entered into in connection with the Acquisition, the former owners of Carpathian may rescind the Acquisition and reclaim the shares of Carpathian in the event that the Company does not invest at least $5 million toward development of Carpathian’s oil and gas assets.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 16, 2012, the Company completed the Acquisition described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On May 16, 2012, the Company issued 90,000,000 shares of restricted common stock in connection with the Acquisition described in Item 1.01 above. No solicitation was made and no underwriting discounts were given or paid in connection with any of these transactions. The Company believes that the issuance of the common stock in connection with the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: May 16, 2012	By:	/s/ George J. Edwards
George J. Edwards Chief Financial Officer